Exhibit (e)(4)

AMENDED AND RESTATED SCHEDULE A

TO THE DISTRIBUTION AGREEMENT BETWEEN NORTHERN FUNDS AND

NORTHERN FUNDS DISTRIBUTORS, LLC DATED MARCH 31, 2009

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios as of May 7, 2010:

Money Market Fund

U.S. Government Money Market Fund

Municipal Money Market Fund

U.S. Government Select Money Market Fund

California Municipal Money Market Fund

U.S. Government Fund

Fixed Income Fund

Intermediate Tax-Exempt Fund

Tax-Exempt Fund

Income Equity Fund

Growth Equity Fund

Select Equity Fund

Small Cap Value Fund

Technology Fund

Stock Index Fund

Short-Intermediate U.S. Government Fund

California Intermediate Tax-Exempt Fund

Arizona Tax-Exempt Fund

California Tax-Exempt Fund

Small Cap Index Fund

Mid Cap Growth Fund

High Yield Municipal Fund

High Yield Fixed Income Fund

Global Fixed Income Fund

Small Cap Core Fund (formerly known as Small Cap Growth Fund)

Large Cap Value Fund

International Growth Equity Fund

International Equity Index Fund

Mid Cap Index Fund

Enhanced Large Cap Fund

Emerging Markets Equity Fund

Multi-Manager Mid Cap Fund

Multi-Manager Small Cap Fund

Multi-Manager International Equity Fund

Global Real Estate Index Fund

Bond Index Fund

Multi-Manager Large Cap Fund

Short-Intermediate Tax-Exempt Fund

Global Sustainability Index Fund

Developed International Small Cap Index Fund

Multi-Manager Emerging Markets Equity Fund

Multi-Manager Global Real Estate Fund

Ultra-Short Fixed Income Fund

Tax-Advantaged Ultra-Short Fixed Income Fund

Multi-Manager High Yield Opportunity Fund

Investors Money Market Fund

Investors AMT-Free Municipal Money Market Fund

Investors U.S. Government Money Market Fund

All signatures need not appear on the same copy of this Amended and Restated Schedule A.

NORTHERN FUNDS		NORTHERN FUNDS DISTRIBUTORS, LLC

By:	/s/ Lloyd A. Wennlund	By:	/s/ Richard J. Berthy
Title:	President	Title:	Vice President